UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section
13
or 15(d)
of the Securities Exchange Act of 1934
Date
of Report (Date of earliest event reported): January 28, 2026

GOLDMAN SACHS BDC, INC.
(Exact name of registrant as specified in its charter)

Delaware	814-00998	46-2176593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312)
655-4419

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GSBD	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule
12b-2
of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.
Indenture and Fifth Supplemental Indenture
On January 28, 2026, Goldman Sachs BDC, Inc. (the “Company”) and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association, the “Trustee”), entered into the Fifth Supplemental Indenture, dated January 28, 2026, between the Company and the Trustee (the “Fifth Supplemental Indenture”), which supplements that certain Base Indenture, dated February 10, 2020, between the Company and the Trustee (as may be further amended, supplemented or otherwise modified from time to time, the “Base Indenture” and, together with the Fifth Supplemental Indenture, the “Indenture”). The Fifth Supplemental Indenture relates to the Company’s issuance of $400,000,000 aggregate principal amount of its 5.100% notes due 2029 (the “Notes”).
The Notes will mature on January 28, 2029 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the Indenture. The Notes bear interest at a rate of 5.100% per year payable semi-annually on January 28 and July 28 of each year, commencing on July 28, 2026. The Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the Notes, rank pari passu
, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior, rank effectively subordinated, or junior, to any of the Company’s secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally subordinated, or junior, to all future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries or financing vehicles that are subsidiaries of the Company.
The Indenture contains certain covenants, including covenants requiring the Company to comply with the asset coverage requirements of Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act of 1940, as amended, whether or not it is subject to those requirements, and to provide financial information to the holders of the Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.
In addition, on the occurrence of a “change of control repurchase event,” as defined in the Indenture, the Company will generally be required to make an offer to purchase the outstanding Notes at a price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest to, but not including, the repurchase date.
The offering and sale of the Notes (the “Offering”) were registered under the Securities Act of 1933, as amended, pursuant to the Company’s effective registration statement on Form
N-2
(File
No. 333-274797).
The Offering closed on January 28, 2026. The net proceeds to the Company were approximately $392.5 million, net of approximately $2.9 million in original issue discount, underwriting discounts and commissions of approximately $3.2 million payable by the Company and estimated offering expenses of approximately $1.5 million payable by the Company. The Company intends to use the net proceeds of the Offering to pay down a portion of the Company’s senior secured revolving credit agreement with Truist Bank, as administrative agent, and Bank of America, N.A., as syndication agent, and for general corporate purposes.
The foregoing descriptions of the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture and the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.
Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance
Sheet Arrangement of a Registrant.
The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form
8-K
is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description

4.1	Indenture, dated February 10, 2020, by and between the Company and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File no. 814-00998), filed on February 11, 2020).

4.2	Fifth Supplemental Indenture, dated January 28, 2026, relating to the 5.100% Notes due 2029, by and between the Company and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), as trustee.

4.3	Form of 5.100% Notes due 2029 (included in Exhibit 4.2 hereto).

5.1	Opinion and Consent of Fried, Frank, Harris, Shriver & Jacobson LLP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation
S-K.
The Company
agrees
to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of
1934
, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS BDC, INC. (Registrant)

Date: February 2, 2026	By:	/s/ Vivek Bantwal
	Name:	Vivek Bantwal
	Title:	Co-Chief Executive Officer

	By:	/s/ David Miller
	Name:	David Miller
	Title:	Co-Chief Executive Officer